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                                                                    Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-48914); Form S-8 (No. 333-48912); Form S-3 (No.
333-35404); Form S-3/A (No. 333-46586); Form S-8 (No. 333-35408); Form S-8 (No.
333-40905); Form S-8 (No. 333-41572); Form S-8 (No. 333-46584); Form S-8 (No.
333-47185); Form S-8 (No. 333-74787); Form S-8 (No. 333-76185); Form S-8 (No.
333-76767); and Form S-8 (No. 333-92507) of Applied Micro Circuits Corporation of our report dated January 19, 2000, relating to the financial statements of MMC Networks which appears in the Applied Micro Circuits Corporation Registration Statement on Form S-4 (No 333-45660) which is incorporated by reference in this current report on Form 8-K/A of Applied Micro Circuits Corporation.


PricewaterhouseCoopers LLP
San Jose, California

December 15, 2000